EXHIBIT 10.7

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is entered into as of July 30, 2012, by and among Imperial Industries, Inc., a Delaware corporation (the “Company”), Q.E.P. Co., Inc., a Delaware corporation (“Parent”) and __________________ (the “Stockholder”).  The Stockholder is executing this Agreement only in his/her capacity as the owner of the Subject Securities.

RECITALS

WHEREAS, on July 30, 2011, the Board of Directors of the Company adopted an Agreement and Plan of Merger among the Company, Parent and Roberts Holding International, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) (as the same may be amended or supplemented, the “Merger Agreement”), providing for, among other things, a plan of merger of Merger Sub with and into the Company (the “Merger”), and unconditionally recommended the plan of merger represented by the Merger Agreement and submitted the same to the stockholders of the Company for approval;

WHEREAS, as of the date hereof, the Stockholder is the record holder and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of (x) that number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (y) such options to purchase that number of shares of Common Stock (the “Options”, and as exercised, the “Option Shares” and together with any Common Stock, the “Subject Shares”, and together with the Options, the “Subject Securities”), in each case as is set forth on Schedule 1 to this Agreement, provided that nothing herein shall require Stockholder to exercise any Options;

WHEREAS, under the Merger Agreement, the Stockholder will receive value for its Subject Securities; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent has requested that the Stockholder enter into this Agreement pursuant to which the Stockholder shall, among other things, consent to the approval of the Merger Agreement and the Merger and agree to support the transactions contemplated thereby as a stockholder, pursuant and subject to the terms and conditions in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Agreement to Vote.

(a) Except as specifically set forth herein, the Stockholder agrees with Parent (and not any other stockholder of the Company (each stockholder of the Company other than the Stockholder, an “Other Stockholder” and, collectively, the “Other Stockholders”)) that, during the term of this Agreement, at the Company Stockholders Meeting or any other meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, relating to any proposed action by the stockholders of the Company with respect to the matters set forth in Section 1(a)(ii) below, the Stockholder shall:

i. appear at each such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum; and

ii. vote or consent (or cause to be voted or consented), in person or by proxy, all Subject Shares owned by the Stockholder (i) in favor of approval of the Merger Agreement and any other action of the Company’s stockholders requested in furtherance thereof, (ii) against any action or agreement submitted for approval of the stockholders of the Company that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement; (iii) against any amendment of the Company’s certificate of incorporation or bylaws, or other proposal, action or transaction involving the Company or any of its subsidiaries, which amendment, proposal, action or transaction would reasonably be expected (A) to nullify, interfere with or be inconsistent with the Merger Agreement or the transactions contemplated thereby (including the Merger), or (B) to otherwise impede, delay, postpone, prevent, discourage or materially and adversely affect the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement; and (iv) against any other action, agreement or transaction submitted for approval to the stockholders of the Company that would constitute a Company Takeover Proposal; provided however, if the Board of Directors in good faith in accordance with Section 5.02(b) of the Merger Agreement withdraw or modify its approval based on the submission of a Superior Company Proposal, the Stockholder shall not be required to comply with the provisions of this Section 1(a)(ii).

(b) Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of effectuating and recording the results of such vote or consent. The obligations of the Stockholder set forth in this Section 1 shall apply whether or not the Company breaches or threatens to breach any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.  Notwithstanding the foregoing, the obligations of the Stockholder set forth in this Section 1 shall terminate upon termination of this Agreement in accordance with its terms.

2.             Irrevocable Proxy.

(a) Grant of Proxy.  The Stockholder hereby appoints Parent and any designee of Parent, each of them individually, the Stockholder’s proxy and attorney-in-fact during the term of this Agreement, with full power of substitution and re-substitution, to vote, direct the vote or act by written consent with respect to the Subject Shares (i) in accordance with Section 1 hereof and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware or the rules of any bank, broker or depositary may permit or require in connection with any matter referred to in Section 1.  This proxy is given to secure the performance of the duties of the Stockholder under this Agreement and its existence will not be deemed to relieve the Stockholder of its obligations under Section 1.  The Stockholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 8, whereupon such proxy and power of attorney shall automatically terminate and be deemed null and void.  The Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy granted herein shall not be revoked when the interest with which it is coupled is extinguished.  The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder.  Notwithstanding anything herein to the contrary, the Stockholder shall have the right to revoke the proxy granted herein, in the event that the Company receives a Superior Company Proposal, and the Board of Directors in good faith withdraw its approval or recommendation of the Merger in accordance with Section 5.02(b)of the Merger Agreement.

(b) Other Proxies Revoked.  The Stockholder represents that any proxy heretofore given in respect of the Subject Shares is not irrevocable, has revoked any and all such proxies, and hereby revokes any and all such proxies to the extent not previously revoked.

3.             Restrictions on Transfers of Beneficial Ownership. During the term of this Agreement, the Stockholder will not, directly or indirectly: (a) except pursuant to the terms of this Agreement offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares (other than a transfer by the Stockholder to an Affiliate of such Stockholder that has entered into an agreement in the form of this Agreement with Parent or expressly agreed to be bound by the terms and conditions of this Agreement in a written agreement reasonably acceptable to Parent); (b) except pursuant to the terms of this Agreement or as otherwise called for by the Merger Agreement, (i) deposit any Subject Shares into a voting trust, (ii) grant any proxies or powers of attorney or enter into a voting agreement with respect to any of the Subject Shares, or (iii) enter into any other agreement or understanding with respect to the voting of any of the Subject Shares; (c) convert or consent to the conversion of any of the Subject Shares into any other class of capital stock or other securities of the Company; or (d) take any action that would reasonably be expected to make any of his/her representations or warranties contained herein untrue or incorrect in any material respect or have the effect of impairing the ability of Stockholder to perform Stockholder’s obligations under this Agreement or preventing or delaying the Merger or consummation of any of the other transactions contemplated by the Merger Agreement.  Any attempted Transfer of the Subject Shares or any interest therein in violation of this Section 3 shall be null and void ab initio.  Notwithstanding anything herein to the contrary, the Stockholder shall have the right to transfer his/her Subject Shares in connection with a Superior Company Proposal if the Board of Directors in good faith withdraw its approval or recommendation of the Merger in accordance with Section 5.02(b)of the Merger Agreement.

4.             No Solicitation.  The Stockholder shall, and shall cause each agent and representative (including any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder or any such representative) (each, a “Stockholder Representative”) of the Stockholder to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and Merger Sub) with respect to any Company Takeover Proposal.  The Stockholder shall not, directly or indirectly, through another Person:  (i) solicit, initiate, induce, knowingly facilitate or encourage the making by any Person (other than Parent and its Subsidiaries) of any Company Takeover Proposal or take any actions that would reasonably be expected to lead to any Company Takeover Proposal or Superior Company Proposal; (ii) enter into discussions or negotiations with any Person in furtherance of a Company Takeover Proposal or to obtain an Superior Company Proposal; (iii) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Takeover Proposal or Superior Takeover Proposal; or (v) enter into any contract or agreement with respect to any Company Takeover Proposal, other than in connection with a Superior Company Proposal.  Without limiting the foregoing, it is agreed that any violation of the foregoing by the Stockholder shall be a violation of Section 5.02 of the Merger Agreement by the Company.

5.             No Limitations on Stockholder’s Action as a Director.  The Stockholder executes this Agreement solely in his/her capacity as the owner of its Subject Securities, and nothing in this Agreement shall limit or restrict the Stockholder as a member of the board of directors of the Company or any of its Subsidiaries from acting, omitting to act or refraining from taking any action, in such person’s capacity as a member of the board of directors of the Company or any of its Subsidiaries, including all actions taken by such person in accordance with such person’s fiduciary duties as a director of the Company or any of its Subsidiaries or otherwise as permitted by the Merger Agreement, including with respect to a Superior Company Proposal.

6.              Representations and Warranties of Stockholder.  The Stockholder hereby represents and warrants to Parent as follows:

(a) Ownership.The Stockholder is the record and beneficial owner of, and has good and valid title to the Subject Shares, free and clear of any liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, and community property interests.  Except as expressly set forth on Schedule 1, there are no options, warrants or other rights, agreements, voting trusts, proxies, arrangements or commitments of any character to which the Stockholder is a party relating to the pledge, disposition or voting of any of the Subject Shares.  Except as expressly set forth on Schedule 1, except for theSubject Shares, the Stockholder does not beneficially own any securities of the Company on the date hereof, and does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote.

(b) Organization, Authority. The Stockholder has all requisite power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) Execution and Delivery.  This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, reorganization, insolvency, moratorium, liquidation and other laws relating to, or affecting the enforceability of creditors’ rights and remedies generally.

(d) No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) any loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement, or instrument to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares is bound, or (ii) any law, injunction, judgment, writ, decree, order or ruling applicable to the Stockholder or to such Stockholder’s property or assets.  Subject to appropriate filings under securities laws (which the Stockholder agrees to make promptly), to the extent applicable, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of the Stockholder is required in connection with the valid execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof.  No consent of the Stockholder’s spouse is necessary under any “community property” or other laws in order for the Stockholder to enter into and perform its obligations under this Agreement.

(e) Reliance.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance under this Agreement.

7.             Representations and Warranties of Parent.  Parent hereby represents and warrants to the Stockholder as follows:

(a) Organization, Authority.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Parent has all the requisite power and authority to enter into, execute and deliver this Agreement and to perform fully the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b) Execution and Delivery.  This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, reorganization, insolvency, moratorium, liquidation and other laws relating to, or affecting the enforceability of creditors’ rights and remedies generally.

(c) No Conflicts.  Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) Parent’s certificate of incorporation, bylaws or other constituent documents, (ii) any contract, obligation, commitment, agreement, restriction, understanding, or instrument to which Parent is a party or by which Parent is bound, (iii) any injunction, judgment, writ, decree, order or ruling applicable to Parent, or (iv) subject to the filing of any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby, any law, statute, rule or regulation applicable to Parent.  Subject to appropriate filings under securities laws (which Parent agrees to make promptly), to the extent applicable, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Parent is required in connection with the valid execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof.

8.             Termination.  Except as otherwise set forth below, this Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earliest of:

(a) the Effective Time;

(b) the date upon which the Merger Agreement is validly terminated in accordance with its terms;

(c) the delivery of written notice by Parent to the Stockholder of the termination of this Agreement; and

(d) receipt by the Company of a Superior Company Proposal in connection with the Board of Directors in good faith withdraws its approval or recommendation of the Merger in accordance with Section 5.02(b)of the Merger Agreement.

If this Agreement terminates pursuant to this Section 8, then any written consent delivered by the Stockholder pursuant to Section 1 and the proxies granted by the Stockholder pursuant to Section 2(a) shall terminate and be deemed null and void.

9.             Miscellaneous.

(a) Adjustments.  In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Subject Shares or the like or any other action that would have the effect of changing the Stockholder’s ownership of the Subject Shares or (ii) the Stockholder becomes the record holder or beneficial owner of any additional shares of Common Stock or Preferred Stock (including any such shares acquired by exercise of options, warrants or otherwise), then the terms of this Agreement will apply to all of the shares of Company Common Stock and Company Preferred Stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the record holder or beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder. Notwithstanding the foregoing, each Stockholder shall immediately notify Parent in writing, and obtain the prior written consent of Parent, if it intends to purchase or otherwise acquire beneficial ownership, voting or other rights to any capital stock of the Company after the date hereof, and to promptly notify Parent of the number of any new shares of capital stock of the Company acquired by the Stockholder, if any, after the date hereof.

(b) Waiver of Dissenter’s Rights. The Stockholder hereby consents to and approves the actions taken by the Company Board in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement.  The Stockholder hereby waives, and agrees not to exercise or assert, any right of dissent or similar rights under the DGCL or other applicable law in connection with the Merger.

(c) Publication. The Stockholder hereby permits Parent to publish and disclose in all documents and schedules filed with the SEC or as required by any other Governmental Entity its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to the prior review and comment by the Stockholder.  Except as provided above or as may be required by applicable law, without the prior written consent of the other parties, (i) neither the Stockholder nor Parent shall issue any press release or make any other public statement with respect to this Agreement or the terms hereof and (ii) the Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

(d) Further Actions.  Each of the parties hereto agrees that it will execute and deliver such other documents and instruments and to take such further actions as from time to time may be necessary or appropriate to effectuate this Agreement.

(e) Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Stockholder, to the Stockholder’s address on the signature page hereto, with copies (which shall not constitute notice) to the Company at the addresses below.

If to the Company:

Imperial Industries, Inc.
1259 NW 21st Street
Pompano Beach, FL 33069
Attention: Howard L. Ehler, Jr., Executive Vice President
Facsimile: (954) 970-3538

witha copies (which shall not constitute notice) to:

S. Daniel Ponce, Chairman of the Board
c/o Legon, Ponce & Fodiman, P.A.
1111 Brickell Avenue, Suite 2150
Miami, FL  33131
Facsimile (305) 444-9937

and

Bryan W. Bauman, P. A.
15851 SW 41st Street, Suite 600
Davie, FL 33331
Attention: Bryan W. Bauman, Esq.
Facsimile: 954-796-3401

If to Parent:

Q.E.P. Co., Inc.
1001 Broken Sound Parkway, NW  Suite A
Boca Raton, FL 33487
Attention: Chief Executive Officer
Telephone No.: 561-994-5550
Facsimile No.: 561-994-1530

with copies (which shall not constitute notice) to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, FL 33131
Attention:  Rodney H. Bell, Esq.
Facsimile No.: 305-789-7799

(f) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, except that Parent may assign this Agreement to a wholly-owned Subsidiary of Parent in connection with the concurrent assignment of the Merger Agreement to such Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder.  Any attempt to make any such assignment without such consent shall be null and void.  Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties, their respective successors and permitted assigns.

(g) Third Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the parties hereto or their respective permitted successors and assigns any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

(h) Entire Agreement.  This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, either written or oral, among the parties, or any of them, with respect thereto.

(i) Waivers.  Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(j) Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (ii) the word “including” means “including without limitation” and is intended by the parties to be by way of example rather than limitation, (iii) reference to any Section means such Section hereof, (iv) any reference in this Agreement to $ shall mean U.S. dollars, and (v) any reference in this Agreement to gender shall include both genders, and words imparting the singular number only shall include the plural and vice versa.  No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(l) Enforcement; Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Florida state court located within Palm Beach County, Florida, any Federal court located in the State of Florida, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Florida state court located within Palm Beach County, Florida or, any Federal court located in the State of Florida in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Florida state court located within Palm Beach County, Florida or, any Federal court sitting in the State of Florida.

(m) Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  This Agreement may be executed by facsimile signature or by other electronic means, such as portable document format (.pdf) or tagged image file format (TIFF), which shall constitute a legal and valid signature for purposes hereof.

(n) Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(o) Waiver of Trial by Jury.  EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH IN THE FUTURE MAY BE DELIVERED, IN CONNECTION WITH THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(p) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(q) Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.  Notwithstanding anything to the contrary contained herein, for purposes of this Agreement only, the Stockholder and the Company shall be deemed not to be Affiliates of each other (or of any other Person who would otherwise be an Affiliate as a result of an Affiliate relationship between the Stockholder and the Company).

(r) Acknowledgements.  The Stockholder hereby waives any and all notices and consent rights, solely with respect to the Merger Agreement and all agreements, understandings or arrangements entered into connection with the Merger Agreement, including this Agreement (collectively, the “Transaction Documents”), and with respect to the transactions contemplated by the Transaction Documents, to which it is otherwise entitled under the terms of the Company’s certificate of incorporation or bylaws or any agreement, understanding or arrangement to which the Stockholder or its Affiliates are party with the Company; provided, that this waiver shall not apply to any notices or consents rights afforded to such Stockholder under the Transaction Documents.

(s) Independent Nature of Stockholders’ Obligations and Rights.

i. The obligations of the Stockholder under this Agreement or any other Transaction Document are several and not joint with the obligations of any Other Stockholder and the Company, and the Stockholder shall not be responsible in any way for the performance of the obligations of any Other Stockholder or the Company under the Transaction Documents.  Nothing contained herein or in any other Transaction Document, and no action taken by the Stockholder pursuant hereto or any Other Stockholder pursuant thereto, shall be deemed to constitute the Stockholder, on the one hand, and any Other Stockholder, on the other hand, as (and each of the Company and Parent acknowledges that the Stockholder and the Other Stockholders do not so constitute) a partnership, an association, a joint venture or any other kind of group (including, without limitation, within the meaning of Section 13(d)(3) under the Exchange Act or Rule 13d-5(b)(1) thereunder) or entity, or create a presumption that the Stockholder is in any way acting in concert or as a group (including, without limitation, within the meaning of Section 13(d)(3) under the Exchange Act or Rule 13d-5(b)(1) thereunder) or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters and neither the Company nor Parent, nor any of their respective Affiliates, shall assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents.  The decision of the Stockholder to enter into this Agreement and any other Transaction Document to which the Stockholder is a party, and with respect to the performance of its obligations hereunder and thereunder, has been made by the Stockholder independently of any Other Stockholder.

ii. Each of the Company, Parent and the Stockholder confirm that the Stockholder has, independently of any Other Stockholder, participated with Company and Parent in the negotiation of this Agreement and to the extent it is a party thereto, the other Transaction Documents.  The Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Stockholder to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Stockholder:
Name:

Address:

Fax::

Company:	IMPERIAL INDUSTRIES, INC.

By:
	Name:	Howard L. Ehler, Jr.
	Title:	Chief Operating Officer, Principal Executive Officer, Principal Financial Officer and Secretary

Parent:	Q.E.P. CO., INC.

By:
	Name:	Lewis Gould
	Title:	Chairman and Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

Schedule 1

SUBJECT SHARES

	Shares of Common Stock Owned	Common Stock issuable upon exercise of Options (1)

Stockholder

(1)	Does not reflect any limitations on the exercise of the Options pursuant to the terms of the Option grant or the applicable Company Stock Plan.